UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2021
Hayward Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware    001-40208    82-2060643
    (State or other jurisdiction    (Commission    (IRS Employer
    of incorporation)    File Number)    Identification No.)

400 Connell Drive
Suite 6100
Berkeley Heights, NJ 07922
(Address of principal executive offices, including zip code)
(908) 351-5400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HAYW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 1.01    Entry into a Material Definitive Agreement.
Amendment No. 3 to First Lien Credit Agreement
On May 28, 2021, Hayward Industries, Inc., a New Jersey corporation (the “Borrower”) and a wholly-owned subsidiary of Hayward Holdings, Inc. (the “Company”), and certain wholly-owned subsidiaries of the Borrower party thereto, each, entered into an amendment no. 3 to first lien credit agreement, dated as of May 28, 2021 (the “Third Amendment”), with Bank of America, N.A., as administrative agent and collateral agent, and the other financial institutions and lenders party thereto, which amended the credit agreement, originally dated as of August 4, 2017, by and among the Borrower, Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), certain wholly-owned subsidiaries of the Borrower party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, and the other financial institutions party thereto from time to time (as amended prior to May 28, 2021, the “Credit Agreement”). The Third Amendment provides for, among other things, a new tranche of term loans under the Credit Agreement in an aggregate original principal amount of approximately $1,000,000,000 (the “New Term Loans”), which New Term Loans replace or refinance in full all of the existing term loans outstanding under the Credit Agreement as in effect immediately prior to the Third Amendment. The New Term Loans mature on May 28, 2028. The New Term Loans bear interest at a rate per annum equal to an applicable interest rate margin, plus, at the Borrower’s option, either (x) the London interbank offered rate (“LIBOR”) (LIBOR with respect to the New Term Loans shall be subject to a floor of 0.50%) or (y) an alternate base rate (which will be the highest of (i) 0.50% per annum above the federal funds effective rate, (ii) one-month LIBOR plus 1.00% per annum and (iii) the prime rate (the alternate base rate with respect to the New Term Loans shall be subject to a floor of 0.50%)). The New Term Loans are subject to quarterly amortization equal to 0.25% of the aggregate original principal amount. Voluntary prepayments of the New Term Loans are permitted, in whole or in part, with prior notice, without premium or penalty (except LIBOR breakage costs and a call premium in the case of certain repricing events within a specified period of time after May 28, 2021, as further set forth in the Third Amendment).

The foregoing summary of the Third Amendment is subject to, and qualified in its entirety by, the full text of the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment No. 2 to ABL Credit Agreement

On June 1, 2021, Holdings, the Borrower, as the “US Borrower”, Hayward Pool Products Canada, Inc. / Produits De Piscines Hayward Canada, Inc., a Canadian federal corporation (the “Canadian Borrower”), Hayward Ibérica, S.L.U., a Spanish private limited liability corporation (Sociedad Limitada Unipersonal) (the “Spanish Borrower”) and certain wholly-owned subsidiaries of the US Borrower party thereto, each a wholly-owned indirect subsidiary of the Company, entered into an amendment no. 2 to ABL credit agreement, dated as of June 1, 2021 (the “Second Amendment”), with Bank of America, N.A., as administrative agent and collateral agent, and the other financial institutions and lenders party thereto, which amended the ABL credit agreement, originally dated as of August 4, 2017, by and among the Borrower, the Canadian Borrower, Holdings, certain wholly-owned subsidiaries of the Borrower party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, and the other financial institutions party thereto from time to time (as amended prior to June 1, 2021, the “ABL Credit Agreement”). The Second Amendment provides for, among other things, a new tranche of revolving loans under the ABL Credit Agreement in an aggregate original principal amount of approximately $475,000,000 (the “New Revolving Loan Commitments”), which New Revolving Loan Commitments replace or refinance in full all of the existing commitments outstanding under the ABL Credit Agreement (as in effect immediately prior to the Second Amendment), all as further set forth in the Second Amendment. The New Revolving Loan Commitments mature on June 1, 2026. The foregoing summary of the Second Amendment is subject to, and qualified in its entirety by, the full text of the Second Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

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Exhibit No.	Description

10.1
Amendment No. 3 to First Lien Credit Agreement, dated May 28, 2021, by and among Hayward Industries, Inc., the Released Parties (as defined therein), Bank of America, N.A., as administrative agent and collateral agent, and the Refinancing Term Loan Lenders (as defined therein).

10.2
Amendment No. 2 to ABL Credit Agreement, dated June 1, 2021, by and among Hayward Industries, Inc., Hayward Intermediate, Inc., Hayward Pool Products Canada, Inc. / Produits De Piscines Hayward Canada, Inc., Hayward Ibérica, S.L.U., the Released Parties (as defined therein), the other Restricted Subsidiaries party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the Lenders and Issuing Banks party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HAYWARD HOLDINGS, INC.

Date: June 3, 2021    By: /s/ Eifion Jones
Eifion Jones
Senior Vice President and Chief Financial Officer

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